Exhibit 99.1

Computer Software Innovations, Inc. Announces Record Financial Results for the

Quarter and Full Year Ended December 31, 2007

•	Record Revenues of $55.2 Million for the 2007 fiscal year, up 93% versus 2006;

•	Net Income $1.7 Million or $.14 per diluted share in 2007, versus net loss of $0.9 Million in 2006;

•	Operating Income Increases to $3.1 Million, versus operating loss of $0.2 Million in 2006;

•	Fourth Quarter Revenues Increase Over 88% to $11.1 Million versus Q4 2006;

Computer Software Innovations, Inc. (OTC BB: CSWI), CSI Technology Outfitters™ (“CSI”) today announced its financial results for the quarter and full year ended December 31, 2007.

Financial Results - Fiscal Year 2007:

For the year ended December 31, 2007, revenues were approximately $55.2 million, up 93%, or $26.6 million, from $28.6 million in the comparable period a year ago. The technology solutions segment increased revenue $21.2 million, or 90%, primarily driven by increased adoption of interactive classroom technologies and engineered infrastructure solutions. The software applications segment also improved revenues by $5.5 million, or 109%, with the acquisition of McAleer Computer Associates, Inc. (“McAleer”) contributing $4.5 million of the improvement and the remaining $1.0 million coming from organic growth in new software sales and support services.

Gross profit for the year was approximately $11.3 million, an increase of $4.9 million, or 78%, compared to $6.4 million in 2006. Operating income for the year was approximately $3.1 million compared to an operating loss of approximately $243,000 for the same period in 2006. Net income for 2007 was $1.7 million, or earnings of $0.46 per basic share and $0.14 per diluted share, as compared to a net loss of approximately $0.9 million, or $0.27 loss per basic and diluted share for the comparable period ended December 31, 2006.

EBITDA improved to $4.8 million for the year ended December 31, 2007, an increase of $4.3 million from $0.5 million in the prior year (EBITDA is a non-GAAP financial measure. See reconciliation to GAAP measure Net Income (Loss) which follows).

For the year ended December 31, 2007, shareholders equity improved to $2.5 million from a deficit of approximately $104,000 for the same period in 2006.

“The record performance we achieved in 2007 is the result of increased demand for the interactive classrooms in our markets, coupled with organic software revenue growth and the addition of McAleer. We anticipate continued demand for our technology products and service solutions as we proceed into 2008. Additionally, the McAleer acquisition continues to contribute significantly to the software applications segment of our business, where we expect continued growth as well as cross-selling opportunities within the expanded territory.”

“We enter 2008 with a positive outlook. Our efforts remain focused on increasing revenues, improving gross margins and earnings, and providing value to our shareholders. We look to capitalize on the strong demand for our technology and software solutions through deeper penetration into our existing client base, take advantage of cross selling opportunities in the newly acquired footprint, and expand into new geographic regions,” continues Ms. Hedrick.

Financial Results - Fourth Quarter 2007:

CSI posted record revenues of approximately $11.1 million for the fourth quarter ended December 31, 2007, up approximately $5.2 million, or 89%, compared to $5.9 million in the fourth quarter of 2006. CSI experienced significant organic growth in its technology solutions segment during the fourth quarter of $3.9 million, or 81%, primarily from increased sales of interactive classroom products and related services and infrastructure product. CSI’s software applications segment increased revenues $1.3 million, or 126%, with $1.1 million added from its McAleer acquisition, and $0.1 million from organic growth.

Gross profit for the fourth quarter was approximately $1.7 million, an increase of $0.7 million or 72% compared to the fourth quarter 2006. The increase in gross profit can be attributed primarily to both higher volume sales of interactive whiteboard solutions product and related services, and the increase in software applications segment revenues. Operating loss for the fourth quarter of 2007 was approximately $307,000, compared to an operating loss of approximately $576,000 for the same period in 2006. While operating costs increased, primarily from the McAleer acquisition and increased selling efforts, those costs declined as a percent of sales, resulting in improved economies of scale.

CSI posted a net loss for the quarter ended December 31, 2007 of approximately $138,000 or $0.03 loss per basic and diluted share, compared to a net loss of approximately $812,000 or $0.24 loss per basic and diluted share for the same period in 2006. Due to the seasonality of CSI’s business, the fourth quarter is traditionally the lowest performing quarter in its fiscal year.

CSI’s EBITDA, or earnings before interest, income taxes, depreciation and amortization, improved in the fourth quarter to $0.2 million, an increase of $0.8 million over the prior year’s negative EBITDA of $0.6 million (EBITDA is a non-GAAP financial measure. See reconciliation to GAAP measure Net Income (Loss) which follows).

Nancy Hedrick, CEO of CSI, stated, “We are very pleased with our financial performance during the fourth quarter. We continued our growth trend, which was fueled by the technology solutions segment and the increased number of interactive classroom installs conducted during the quarter. Our significant growth in both the technology and software solutions segments of our business resulted in record setting top line performance. Overall, we are excited to see that our financial performance not only met, but exceeded, our previously announced guidance for both revenues and EBITDA for the year end.”

Conference Call Reminder for Today

The Company will host a conference call today, Monday, March 10, 2008 at 4:15 p.m. Eastern Time to discuss the company’s financial and operational results for fourth quarter and full year 2007, which ended December 31, 2007.

Conference Call Details

Date: Monday, March 10, 2008

Time: 4:15 p.m. (EST)

Dial-in Number: 1-800-762-8795

International Dial-in Number: 1-480-248-5085

It is recommended that participants phone-in approximately 5 to 10 minutes prior to the start of the 4:15 p.m. call. A replay of the conference call will be available approximately 2 hour after the completion of the call for 7 days, until March 17, 2008. To listen to the replay, dial (800) 406-7325 if calling within the U.S. or (303) 590-3030 if calling internationally and enter the pass code 3850420.

The call is also being webcast and may be accessed at CSI’s website at www.csioutfitters.com. The webcast will be archived and accessible until April 10, 2008 on the Company website.

About Computer Software Innovations, Inc.

Computer Software Innovations, Inc. is a full service company providing software and technology solutions primarily to public sector organizations. The software solutions include financial management, billing and revenue management, school activity accounting, lesson planning and automated workflow. The technology solutions include IP telephony, IP video surveillance, visual communications, interactive classrooms, network security and traffic monitoring, infrastructure design, wireless solutions, network management, engineering services and hardware solutions. CSI’s client base includes school districts, higher education, municipalities, county governments, and other non-profit organizations. Currently, more than 600 public sector organizations utilize CSI’s software systems and network integration services. Additional information on CSI can be obtained through its website at www.csioutfitters.com.

Contacts:

Company Contact: David Dechant	Investor Contact: Mark McPartland
Computer Software Innovations, Inc.	Alliance Advisors, LLC
864-855-3900	910-221-1827
Ddechant@csioutfitters.com	MarkMcp@allianceadvisors.net

Forward-Looking and Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operations and results of our software and systems integration businesses also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	a reduction in anticipated sales;

•	an inability to perform customer contracts at anticipated cost levels;

•	our ability to otherwise meet the operating goals established by our business plan;

•	market acceptance of our new software, technology and services offerings;

•	an economic downturn; and

•	changes in the competitive marketplace and/or customer requirements.

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
REVENUES
Software applications segment	$2,310,210	$1,021,603	$10,477,885	$5,019,860
Technology solutions segment	8,781,396	4,860,289	44,718,735	23,533,670

Net sales and service revenue	11,091,606	5,881,892	55,196,620	28,553,530

COST OF SALES
Software applications segment
Cost of sales excluding depreciation, amortization and capitalization	1,516,733	862,942	5,988,497	2,738,281
Depreciation	30,688	14,729	76,728	65,011
Amortization of capitalized software costs	323,251	180,052	1,108,811	709,175
Capitalization of software costs	(344,079)	(229,004)	(1,058,070)	(1,156,307)

Total Software applications segment cost of sales	1,526,593	828,719	6,115,966	2,356,160

Technology solutions segment
Cost of sales excluding depreciation	7,823,650	4,029,161	37,670,256	19,732,931
Depreciation	23,396	22,093	89,812	91,516

Total technology solutions segment cost of sales	7,847,046	4,051,254	37,760,068	19,824,447
Total cost of sales	9,373,639	4,879,973	43,876,034	22,180,607

Gross profit	1,717,967	1,001,919	11,320,586	6,372,923

OPERATING EXPENSES
Salaries, wages and benefits (excluding stock-based compensation)	1,206,215	928,637	5,031,730	3,442,095
Stock based compensation	10,053	95,746	102,361	970,894
Reverse merger costs	—	21,105	—	85,234
Acquisition costs	2,187	(56)	10,823	38,217
Professional and legal compliance and litigation costs	194,899	175,094	694,175	609,117
Sales consulting fees	58,295	—	222,349	—
Marketing costs	38,470	(7,978)	140,024	116,661
Travel and mobile costs	166,877	132,446	617,263	462,417
Depreciation and amortization	83,495	56,153	358,438	180,975
Other selling, general and administrative expenses	264,847	176,515	997,321	710,323

Total operating expenses	2,025,338	1,577,662	8,174,484	6,615,933
Operating income	(307,371)	(575,743)	3,146,102	(243,010)

OTHER INCOME (EXPENSE)
Interest income	143	421	12,756	3,522
Interest expense	(142,091)	(97,032)	(561,444)	(409,334)
Net unrealized gain (loss) on warrants to purchase of common stock	—	(329,153)	—	(329,153)
Amortization of loan fees	—	—	—	—
Loss on disposal of asset	—	—	(1,218)	—

Net other income (expense)	(141,948)	(425,764)	(549,906)	(734,965)
Income before income taxes	(449,319)	(1,001,507)	2,596,196	(977,975)

INCOME TAX EXPENSE	(311,627)	(189,798)	855,142	(98,361)

NET INCOME (LOSS)	$(137,692)	$(811,709)	$1,741,054	$(879,614)

BASIC EARNINGS (LOSS) PER SHARE	$(0.03)	$(0.24)	$0.46	$(0.27)

DILUTED EARNINGS (LOSS) PER SHARE	$(0.03)	$(0.24)	$0.14	$(0.27)

WEIGHTED AVERAGE SHARES OUTSTANDING:
– Basic	4,620,366	3,429,030	3,809,026	3,236,327

– Diluted	4,620,366	3,429,030	12,198,431	3,236,327

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$—
Accounts receivable, net	8,697,036	3,828,190
Inventories	470,485	2,569,382
Prepaid expenses	42,832	56,174
Income tax receivable	177,147	43,651

Total current assets	9,387,500	6,497,397

PROPERTY AND EQUIPMENT, net	1,316,713	771,472
COMPUTER SOFTWARE COSTS, net	2,162,717	1,505,458
DEFERRED TAX ASSET	263,324	366,476
GOODWILL	1,480,587	—
OTHER INTANGIBLE ASSETS, net	1,574,809	318,884

Total assets	$16,185,650	$9,459,687

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$4,023,936	$3,995,021
Deferred revenue	5,323,889	2,079,492
Deferred tax liability	469,046	373,960
Bank line of credit	—	551,000
Current portion of notes payable	283,187	109,274
Subordinated notes payable to shareholders	2,250,400	2,250,400

Total current liabilities	12,350,458	9,359,147

NOTES PAYABLE, less current portion	763,717	204,680
BANK LINE OF CREDIT, less current portion	575,000	—

Total liabilities	13,689,175	9,563,827

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred stock - $0.001 par value; 15,000,000 shares authorized; 6,859,736 and 7,012,736 shares issued and outstanding, respectively	6,860	7,013
Common stock - $0.001 par value; 40,000,000 shares authorized; 4,698,970 and 3,429,030 shares issued and outstanding, respectively	4,699	3,429
Additional paid-in capital	7,400,939	6,473,342
Accumulated deficit	(4,784,719)	(6,525,773)
Unearned stock compensation	(131,304)	(62,151)

Total shareholders’ equity (deficit)	2,496,475	(104,140)

Total liabilities and shareholders’ equity (deficit)	$16,185,650	$9,459,687

Non-GAAP Financial Measure: Explanation and Reconciliation of EBITDA

EBITDA is a non-GAAP financial measure used by management, lenders and certain investors as a supplemental measure in the evaluation of some aspects of a corporation’s financial position and core operating performance. Investors sometimes use EBITDA as it allows for some level of comparability of profitability trends between those businesses differing as to capital structure and capital intensity by removing the impacts of depreciation and amortization. EBITDA does not include changes in major working capital items such as receivables, inventory and payables, which can also indicate a significant need for, or source of, cash. Since decisions regarding capital investment and financing and changes in working capital components can have a significant impact on cash flow, EBITDA is not a good indicator of a business’s cash flows. We use EBITDA for evaluating the relative underlying performance of the Company’s core operations and for planning purposes, including a review of this indicator and discussion of potential targets in the preparation of annual operating budgets. We calculate EBITDA by adjusting net income or loss to exclude net interest expense, income tax expense or benefit and depreciation and amortization, thus the term “Earnings Before Interest, Taxes, Depreciation and Amortization” and the acronym “EBITDA.”

EBITDA is presented as additional information because management believes it to be a useful supplemental analytic measure of financial performance of our core business, and as it is frequently requested by sophisticated investors. However, management recognizes it is no substitute for GAAP measures and should not be relied upon as an indicator of financial performance separate from GAAP measures (as discussed further below).

When evaluating EBITDA, investors should consider, among other things, increasing and decreasing trends in the measure and how it compares to levels of debt and interest expense, ongoing investing activities, other financing activities and changes in working capital needs. Moreover, this measure should not be construed as an alternative to net income (as an indicator of operating performance) or cash flows (as a measure of liquidity) as determined in accordance with GAAP.

While some investors use EBITDA to compare between companies with different investment and capital structures, all companies do not calculate EBITDA in the same manner. Accordingly, the EBITDA presented below may not be comparable to similarly titled measures of other companies.

A reconciliation of net income reported under GAAP to EBITDA is provided below:

	Three Months Ended December 31,		Year Ended December 31,
Amounts in thousands	2007	2006	2007	2006
Reconciliation of Net income (loss) per GAAP to EBITDA:
Net income (loss) per GAAP	$(138)	$(812)	$1,741	$(880)
Adjustments:
Income tax expense (benefit)	(312)	(190)	855	(98)
Interest expense, net	142	97	549	406
Depreciation and amortization of fixed assets and trademarks	138	93	525	338
Amortization of software development costs	323	180	1,109	709

EBITDA	$153	$(632)	$4,779	$475